UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 19, 2011

PACIFIC SUNWEAR OF CALIFORNIA, INC.
(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	0-21296 (Commission File Number)	95-3759463 (IRS Employer Identification No.)

3450 East Miraloma Avenue Anaheim, CA (Address of principal executive offices)	92806-2101 (Zip Code)
(714) 414-4000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities
On August 19, 2011, the Company reached an agreement with a landlord to amend approximately 80 existing store leases. As partial consideration for the agreement to enter into the lease amendments, the Company entered into a Stock Purchase Agreement (the “Agreement”). Pursuant to the Agreement, upon the execution of the lease amendments and satisfaction of other customary closing conditions, the Company will issue to the landlord an aggregate of 900,000 shares of common stock of the Company, par value $0.01 (the “Purchased Shares”). The closing of the issuance and sale of the Purchased Shares is expected to take place in September 2011. The issuance and sale of the Purchased Shares are exempt from registration under Section 4(2) of the Securities Act of 1933, as amended and Regulation D promulgated thereunder, as such issuance and sale does not involve a public offering.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 25, 2011

PACIFIC SUNWEAR OF CALIFORNIA, INC.
/s/ CRAIG E. GOSSELIN
Craig E. Gosselin
Sr. Vice President and General Counsel